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                                                                    EXHIBIT 23.1


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Shareholders and Board of Directors of Pfizer Inc.:

We consent to incorporation herein by reference of our report dated February 14, 2000, except as to the pooling of interests of Pfizer Inc. and Warner-Lambert Company which is as of June 19, 2000 and except for Note 19 as to which the date is March 24, 2000, on the consolidated balance sheets of Pfizer Inc. and Subsidiary Companies as of December 31, 1999 and 1998 and the related consolidated statements of income, shareholders' equity and cash flows for each of the three years in the period ended December 31, 1999 incorporated by reference in the Pfizer Inc. Current Report on Form 8-K dated September 1, 2000.

We also consent to incorporation by reference of our report in the following Registration Statements:

-   Form S-8 dated October 27, 1983 (File No. 2-87473),
-   Form S-8 dated March 22, 1990 (File No. 33-34139),
-   Form S-8 dated January 24, 1991 (File No. 33-38708),
-   Form S-8 dated November 18, 1991 (File No. 33-44053),
-   Form S-3 dated May 27, 1993 (File No. 33-49629),
-   Form S-8 dated May 27, 1993 (File No. 33-49631),
-   Form S-8 dated May 19, 1994 (File No. 33-53713),
-   Form S-8 dated October 5, 1994 (File No. 33-55771),
-   Form S-8 dated November 14, 1994 (File No. 33-56435),
-   Form S-8 dated December 20, 1994 (File No. 33-56979),
-   Form S-4 dated February 14, 1995 (File No. 33-57709),
-   Form S-8 dated March 29, 1996 (File No. 33-02061),
-   Form S-8 dated September 25, 1997 (File No. 333-36371),
-   Form S-8 dated April 23, 1998 (File No. 333-50899),
-   Form S-8 dated April 22, 1999 (File No. 333-76839),
-   Form S-4 dated March 9, 2000 (File No. 333-90975),
-   Form S-8 dated June 19, 2000 (File No. 333-39610),
-   Form S-8 dated June 19, 2000 (File No. 333-90975), and
-   Form S-8 dated June 19, 2000 (File No. 333-39606).



New York, New York
September 1, 2000